UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2011

AQUILEX HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-166853	02-0795750
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Rd, N.E. Suite 2100,
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 869-6677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Gus Halas as a Director of Aquilex Corporation

On July 28, 2011, Gus Halas resigned from his position as a Director of Aquilex Corporation (the “Company”), the wholly-owned operating subsidiary of the registrant, effective immediately.

(d) Election of S. Jane Rowe and Glen Silvestri as Directors of Aquilex Corporation

On July 28, 2011, Teachers’ Private Capital, the private equity arm of Ontario Teachers’ Pension Plan and the principal indirect stockholder of the Company, elected S. Jane Rowe and Glen Silvestri to the Board of Directors of the Company, effective immediately. Ms. Rowe is a Senior Vice President, and Mr. Silvestri is a Vice President, at Teachers’ Private Capital. On July 29, 2011, the Board of Directors of the Company appointed Ms. Rowe to its Compensation Committee, and Mr. Silvestri to its Compensation and Audit Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquilex Holdings LLC

By:	/s/ Jay W. Ferguson
Name:	Jay W. Ferguson
Title:	Senior Vice President and Chief Financial Officer

Date: August 3, 2011